      As filed with the Securities and Exchange Commission on June 29, 2001
                                                     Registration No. 333-40750
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          POST-EFFECTIVE AMENDMENT NO.1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       PIONEER-STANDARD ELECTRONICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Ohio                                      34-0907152
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                            6065 Parkland Boulevard
                          Mayfield Heights, Ohio 44124
          (Address of Principal Executive Offices, Including Zip Code)
                             ----------------------

           THE RETIREMENT PLAN OF PIONEER-STANDARD ELECTRONICS, INC.
    THE RETIREMENT PLAN OF PIONEER-STANDARD ELECTRONICS, INC. II, AS AMENDED
                            (Full Title of the Plan)
                                                         Copy to:
     Kathryn K. Vanderwist, Esq.                Lawrence N. Schultz, Esq.
   Vice President, General Counsel            Calfee, Halter & Griswold LLP
       and Assistant Secretary               1400 McDonald Investment Center
  Pioneer-Standard Electronics, Inc.               800 Superior Avenue
       6065 Parkland Boulevard                    Cleveland, Ohio 44114
     Mayfield Heights, Ohio 44124                     (216) 622-8200
            (440) 720-8500
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                                   -----------
                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
             Title Of
            Securities                    Amount         Proposed Maximum      Proposed Maximum       Amount Of
               To Be                      To Be         Offering Price Per    Aggregate Offering    Registration
          Registered (1)              Registered (2)        Share (3)             Price (3)             Fee (5)
----------------------------------------------------------------------------------------------------------------------
Common Shares, without par value (4)       N/A                 N/A                   N/A                 N/A
=====================================================================================================================

(1) Pursuant to Rule 417(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to The Retirement Plan of Pioneer-Standard Electronics, Inc. (the "Retirement Plan") and The Retirement Plan of Pioneer-Standard Electronics, Inc. II, as amended (the "Retirement Plan II").

(2) This Registration Statement also relates to an indeterminate number of additional common shares, without par value ("Common Shares"), issuable as a result of the anti-dilution provisions of the Retirement Plan and the Retirement Plan II.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act and based upon the average of the high and low prices reported on the Nasdaq National Market on June 23, 2000 as to the 300,000 Common Shares registered upon the initial filing of this Registration Statement.

(4) This Registration Statement also relates to the rights to purchase Common Shares of the Registrant which are attached to all Common Shares issued, pursuant to the terms of the Rights Agreement, dated as of April 27, 1999, by and between the Registrant and National City Bank. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the Common Shares and will be transferred with and only with such Common Shares. Because no separate consideration is paid for the rights, the registration fee therefor is included in the fee for the Common Shares. The terms of the rights are described in the Registrant's Registration Statement on Form 8-A, File No. 0-05734, as the same may be amended or supplemented from time to time.

(5) A registration fee in the amount of $1,127 was paid upon the initial filing of this Registration Statement on June 30, 2000. No additional Common Shares are being registered pursuant to this Post-Effective Amendment No.1 to the Registration Statement.

         The Registration Statement on Form S-8 (Registration Statement No. 333-40750) (the "Registration Statement") is being amended for the purpose of extending the coverage of the Registration Statement to include Common Shares issuable pursuant to Retirement Plan II. Retirement Plan II is substantially similar to the Retirement Plan. The remaining contents of the Registration Statement are hereby incorporated by reference. Pursuant to Rule 412 of the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference in this Amendment No. 1 to the Registration Statement shall be deemed to be modified or superceded for purposes of this Amendment No.1 to the extent that a statement contained in this Amendment No.1 modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Amendment No. 1.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mayfield Heights, state of Ohio, on this 29th day of June, 2001.


                                                              PIONEER-STANDARD ELECTRONICS, INC.

                                                              /s/      James L. Bayman
                                                              --------------------------------------------
                                                              James L. Bayman
                                                              Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities as of June 29, 2001.

         Signature                                            Title
         ---------                                            -----

/s/    James L. Bayman                                        Chairman, Chief Executive Officer
------------------------------------                          and Director (Principal Executive Officer)
James L. Bayman

/s/   Arthur Rhein                                            President, Chief Operating Officer
------------------------------------                          and Director
Arthur Rhein

/s/   Steven M. Billick                                       Senior Vice President and Chief Financial Officer
------------------------------------                          (Principal Financial and Accounting Officer)
Steven M. Billick

/s/   Charles F. Christ                                       Director
------------------------------------
Charles F. Christ

/s/   Victor Gelb                                             Director
------------------------------------
Victor Gelb

/s/   Thomas A. Commes                                        Director
------------------------------------
Thomas A. Commes

/s/   Edwin Z. Singer                                         Director
------------------------------------
Edwin Z. Singer

/s/   Thomas C. Sullivan                                      Director
------------------------------------
Thomas C. Sullivan

/s/   Karl E. Ware                                            Director
------------------------------------
Karl E. Ware

/s/                                                           Director
------------------------------------
Keith M. Kolerus




         The Plan. Pursuant to the requirements of the Securities Act, the person administering the Retirement Plan II has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mayfield Heights, state of Ohio, on June 29, 2001.

                                       THE RETIREMENT PLAN OF
                                       PIONEER-STANDARD ELECTRONICS, INC.

                                       By:  PIONEER-STANDARD ELECTRONICS, INC.


                                       /s/   Richard A. Sayers II
                                       -----------------------------------------
                                       Richard A. Sayers II
                                       Senior Vice President, Corporate Services

                                  EXHIBIT INDEX

             EXHIBIT NUMBER                         DESCRIPTION
             --------------                         -----------

                  4.1 Amended Articles of Incorporation of the Company, which are incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended March 31, 1997 (File No. 0-5734).

                  4.1.1 Amendments to Amended Articles of Incorporation of the Company, which are incorporated by reference to Exhibit 2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, as amended on March 18, 1998 (File No. 0-5734).

                  4.2 Amended Code of Regulations, as amended, of the Company, which is incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended March 31, 1997 (File No. 0-5734).

                  4.3 Rights Agreement, dated as of April 27, 1999, by and between the Company and National City Bank, which is incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A (File No. 0-5734).

                  4.4 The Retirement Plan of Pioneer-Standard Electronics, Inc., which is incorporated herein by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-8, filed June 30, 2000 (Registration Statement No. 333-40750).

                  4.5 The Retirement Plan of Pioneer-Standard Electronics, Inc. II., as amended. *

                  5.1 Opinion of Calfee, Halter & Griswold LLP regarding the validity of the securities registered. *

                  23.1              Consent of Ernst & Young LLP. *

                  23.2 Consent of Calfee, Halter & Griswold LLP, included in Exhibit 5.1.


---------------------


*        Filed herewith.